EXHIBIT (d)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (File No 811-21309) of our report dated December 20, 2024, relating to the financial statements and financial highlights, which appears in the Advent Convertible and Income Fund’s Annual Report on Form N-CSR for the year ended October 31, 2024. We also consent to the references to us under the headings “Financial Highlights”, “Senior Securities”, “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

12/31/2024